UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 27, 2006
(Date of earliest event reported)

Inland American Real Estate Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51609	34-2019608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

Our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, acquired the following property on the date indicated below:

On January 27, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Lakewood Shopping Center, containing approximately 138,043 gross leasable square feet (excluding ground lease space).  The center is located at State Road #7 and West Atlantic Boulevard in Margate, Broward County, Florida.  MB REIT purchased this property from an unaffiliated third party, Lakewood Associates, Ltd., for an aggregate purchase price of approximately $26.7 million.  Of this amount, MB REIT assumed at closing a mortgage loan in principal amount of approximately $11.7 million and paid the remaining approximately $15 million in cash.

The purchase price for the transaction was determined through negotiations between the seller, Inland American Business Manager and Advisor, Inc., our business manager, and Inland Real Estate Acquisitions, an affiliate of our sponsor.  In evaluating Lakewood Shopping Center as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less Lakewood Shopping Center’s actual operating expenses), expected capital expenditures, costs of property maintenance, location, environmental  issues, demographics, quality of tenants, length of leases, price per square foot and occupancy.  Our business manager believes that Lakewood Shopping Center is well located has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.

Certain of the purchase agreements are being filed as Exhibits 10.31 and 10.32 hereto, each of which is incorporated into this Item 2.01 disclosure by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of Lakewood Shopping Center, MB REIT assumed at closing a mortgage loan in principal amount of approximately $11.7 million.  The annual interest rate of the loan is fixed at 6.01% per annum.  The terms of the loan require MB REIT to make monthly payments of interest only through February 1, 2011 and monthly payments of principal and interest thereafter until the loan matures in April 2024.  The approximate amount of each required monthly interest only payment is $59,150, and the approximate amount of each required monthly principal and interest payment is $78,034.  The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) will be due at maturity.  Until ninety (90) days prior to maturity, prepayment is permitted in full, but not in part, upon written notice of the intent to prepay thirty (30) days prior and payment of a prepayment premium.  Within ninety (90) days of maturity, prepayment may be made in full without a prepayment premium.

Certain of the mortgage loan agreements are being filed as Exhibits 10.33 and 10.34 hereto, each of which is incorporated into this Item 2.03 disclosure by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(a)          Financial Statements

The required financial statements for Lakewood Shopping Center were included in our Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 1 (file no. 333-122743), filed with the Securities and Exchange Commission on January 30, 2006.

(d)         Exhibits

Exhibit 10.31	Agreement to Purchase, dated June 16, 2005, by and between Lakewood Associates Ltd. and Inland Real Estate Acquisitions, Inc., as amended

Exhibit 10.32	Assignment and Assumption of Purchase and Sale Agreement, dated January 2006 (Lakewood Shopping Center)

Exhibit 10.33	Renewal Note by MB Margate Lakewood I, LLC, dated January 2006

Exhibit 10.34

Assumption and Ratification Agreement, dated January 2006, by and between Nationwide Life Insurance Company and MB Margate Lakewood I, LLC, including Mortgage and Security Agreement by Lakewood Associates, Ltd. in favor of Nationwide Life Insurance Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer and Principal Accounting Officer
Date:	February 2, 2006

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.31	Agreement to Purchase, dated June 16, 2005, by and between Lakewood Associates Ltd. and Inland Real Estate Acquisitions, Inc., as amended

10.32	Assignment and Assumption of Purchase and Sale Agreement, dated January 2006 (Lakewood Shopping Center)

10.33	Renewal Note by MB Margate Lakewood I, LLC, dated January 2006

10.34

Assumption and Ratification Agreement, dated January 2006, by and between Nationwide Life Insurance Company and MB Margate Lakewood I, LLC, including Mortgage and Security Agreement by Lakewood Associates, Ltd. in favor of Nationwide Life Insurance Company